Exhibit 99.2
Consolidated Report to the Financial Community
First Quarter 2013

(Released May 7, 2013)         (Unaudited)

HIGHLIGHTS	After-Tax EPS Variance Analysis	1st Qtr.
	1Q 2012 Basic EPS - GAAP	$0.73
• Normalized non-GAAP* earnings, excluding special items, were $0.76 per basic share for the first quarter of 2013, compared with first quarter 2012 normalized non-GAAP earnings of $0.82 per basic share. GAAP earnings for the first quarter of 2013 were $0.47 per basic share, compared with first quarter 2012 earnings of $0.73 per basic share.	Special Items - 2012	0.09
	1Q 2012 Normalized Basic EPS - Non-GAAP*	$0.82
	Distribution Deliveries	0.07
	Commodity Margin	(0.14)
	Regulated Transmission	(0.02)
	O&M Expenses	0.01
	Depreciation	(0.02)
	General Taxes	0.01
	Effective Income Tax Rate	0.03
	1Q 2013 Normalized Basic EPS - Non-GAAP*	$0.76
	Special Items - 2013	(0.29)
	1Q 2013 Basic EPS - GAAP	$0.47

1Q 2013 Results vs 1Q 2012

•
Distribution Deliveries - Higher distribution delivery revenues increased earnings by $0.07 per share. Electric distribution deliveries increased 979,000 MWH, or 3%, primarily due to the impact of weather as heating-degree-days were 30% higher than the same period last year, and 2% above normal. Residential deliveries increased 862,000 MWH, or 6%, commercial deliveries increased 65,000 MWH, or 0.6%, and industrial deliveries increased 52,000 MWH, or 0.4%.

*The 2013 and 2012 GAAP to non-GAAP reconciliation statements can be found on page 16 of this report and all GAAP to non-GAAP reconciliation statements are available on the Investor Information section of FirstEnergy Corp.'s website at www.firstenergycorp.com/ir.

•	Competitive Energy Services (CES) EPS Summary

Commodity Margin EPS - 1Q13 vs 1Q12	Rate	Volume	Total
(a) Contract Sales
- Direct Sales (LCI & MCI)	$(0.06)	$0.07	$0.01
- Governmental Aggregation Sales	(0.05)	0.12	0.07
- Mass Market Sales	(0.01)	0.06	0.05
- POLR Sales	(0.03)	(0.08)	(0.11)
- Structured Sales	(0.01)	0.08	0.07
Subtotal - Contract Sales	$(0.16)	$0.25	$0.09
(b) Wholesale Sales	—	(0.02)	(0.02)
(c) PJM Capacity, FRR Auction Revenues	(0.18)	(0.01)	(0.19)
(d) REC Sales	—	(0.01)	(0.01)
(e) Fuel Expense	(0.01)	(0.07)	(0.08)
(f) Purchased Power	(0.05)	(0.03)	(0.08)
(g) Capacity Expense	0.23	(0.03)	0.20
(h) Net MISO - PJM Transmission Cost	(0.02)	(0.03)	(0.05)
Net Increase / (Decrease)	$(0.19)	$0.05	$(0.14)

(a)
Contract Sales - CES' contract sales increased by 3 million MWH, or 12%, and increased earnings by $0.09 per share. The total number of retail customers was 2.7 million as of March 31, 2013, an increase of 800,000 customers, or 42%, since March 2012.

•	Governmental aggregation sales increased by 1.4 million MWH, or 36%, primarily due to expansion in Illinois.

•	Structured sales increased 1.1 million MWH, or 92%, due to increased municipal, cooperative, and bilateral sales.

•	Mass market sales increased by 560,000 MWH, or 46%, primarily in Pennsylvania and Ohio.

•	Direct sales to large and medium commercial/industrial customers increased by 835,000 MWH, or 7%, primarily in central and southern Ohio.

•	In line with CES' strategy to realign its sales portfolio, POLR generation sales decreased by 962,000 MWH, or 18%.

CES Contract Sales - 1Q13 vs 1Q12
(thousand MWH)	Retail			Non-Retail
	Direct	Aggr.	Mass Market	POLR	Structured	Total
Contract Sales Increase / (Decrease)	835	1,420	560	(962)	1,134	2,987

(b) Wholesale Sales - Wholesale sales decreased by 505,000 MWH, or 68%, and reduced earnings by $0.02 per share.**

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 1st Quarter 2013                    2

(c) PJM Capacity - Base Residual (BR) and Fixed Resource Requirement (FRR) Auctions - Lower capacity revenues primarily due to lower capacity prices decreased earnings by $0.19 per share.

Planning Period	RTO	ATSI
Price Per Megawatt-Day	BR	FRR
June 2011 - May 2012	$110.00	$108.89
June 2012 - May 2013	$16.46	$20.46
June 2013 - May 2014	$27.73	N/A

(d) Renewable Energy Credit (REC) Sales - Fewer REC sales decreased earnings by $0.01 per share.

(e)
Fuel Expense - Total generation output increased 902,000 MWH, or 4%. Increased fuel expense decreased earnings by $0.08 per share. Fossil generation output increased by 1.6 million MWH resulting from increased capacity factors across the fleet. Nuclear generation output decreased by 677,000 MWH, as the Perry Plant began its scheduled refueling outage on March 18, 2013 (there were no refueling outages in the first quarter of 2012).**

(f) Purchased Power - Power purchases increased by 1.8 million MWH, or 62%, due to increased retail channel sales, and reduced earnings by $0.08 per share.**
(g) Capacity Expense - Lower capacity prices more than offset CES' higher retail sales, increasing earnings by $0.20 per share.
(h) Net MISO-PJM Transmission Cost - Higher transmission expenses, primarily due to higher ancillary and network expenses, decreased earnings by $0.05 per share.

•
Regulated Transmission - Decreased revenues principally due to lower PJM network service revenues for American Transmission Systems, Incorporated (ATSI) and the Utilities and a lower rate base for Trans-Allegheny Interstate Line Company (TrAIL) decreased earnings by $0.02 per share.

•	O&M Expenses - Lower O&M expenses increased earnings by $0.01 per share due to:

(a)
Lower Regulated Distribution expenses increased earnings by $0.04 per share, due to a greater focus on capital work during the first quarter of 2013 and cost savings initiatives, including staffing reductions and benefit plan changes, implemented in 2012.

(b)	Lower lease costs resulting from the repurchase of leasehold interests in Beaver Valley Unit 2 and the Bruce Mansfield Plant in 2012 increased earnings by $0.02 per share.

(c)
Higher CES O&M expenses decreased earnings by $0.05 per share, due to increased planned outages at the fossil plants in the first quarter of 2013 compared to the same period last year, as well as expenses associated with the Perry Plant refueling outage in the first quarter of 2013.**

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Consolidated Report to the Financial Community - 1st Quarter 2013                    3

•
Depreciation - Higher depreciation expense reduced earnings by $0.02 per share, due to an increased asset base and the absence of a credit from a 2012 settlement with the Department of Energy (DOE) regarding storage of spent nuclear fuel.

•
General Taxes - Lower general taxes increased earnings by $0.01 per share, due to lower business and occupation taxes in West Virginia and lower revenue-related taxes, partially offset by higher property taxes.**

•
Effective Income Tax Rate - A lower effective income tax rate (37.4% in Q1 2013 vs 39.9% in Q1 2012) increased earnings by $0.03 per share, principally due to a change in state income tax allocation factors.

•	Special Items - The following special items were recognized during the first quarter of 2013:

Special Items		EPS
Mark-to-market adjustments		$0.01
Regulatory charges		0.04
Trust securities impairment		0.01
Impact of non-core asset sales/impairments		0.01
Plant deactivation costs		0.01
Merger accounting - commodity contracts		0.03
Debt redemption costs		0.18
	Total	$0.29

2013 Earnings Guidance
Normalized non-GAAP* earnings guidance, excluding special items, is $2.85 to $3.15 per basic share.

*The 2013 and 2012 GAAP to non-GAAP reconciliation statements can be found on page 16 of this report and all GAAP to non-GAAP reconciliation statements are available on the Investor Information section of FirstEnergy Corp.'s website at www.firstenergycorp.com/ir.

**2012 revenues and expenses associated with the deactivated coal plants and RMR units through August 31, 2012 have been removed from each category above (pages 2-4) and are included as Special Items (see page 16): wholesale revenues, fuel expenses, wholesale revenues that are netted on an hourly basis against purchased power, O&M expenses and property taxes.

For additional information, please contact:

Irene M. Prezelj	Meghan G. Beringer	Rey Y. Jimenez
Vice President, Investor Relations	Director, Investor Relations	Manager, Investor Relations
(330) 384-3859	(330) 384-5832	(330) 761-4239

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 1st Quarter 2013                    4

FirstEnergy Corp.
Consolidated Statements of Income
(In millions, except for per share amounts)

		Three Months Ended March 31
		2013	2012	Change
	Revenues
(1)	Regulated distribution	$2,212	$2,354	$(142)
(2)	Regulated transmission	176	186	(10)
(3)	Competitive energy services	1,630	1,787	(157)
(4)	Other and reconciling adjustments	(289)	(337)	48
(5)	Total Revenues	3,729	3,990	(261)

	Expenses
(6)	Fuel	630	541	89
(7)	Purchased power	943	1,259	(316)
(8)	Other operating expenses	884	818	66
(9)	Provision for depreciation	294	279	15
(10)	Amortization of regulatory assets, net	59	75	(16)
(11)	General taxes	265	272	(7)
(12)	Total Expenses	3,075	3,244	(169)
(13)	Operating Income	654	746	(92)

	Other Income (Expense)
(14)	Loss on debt redemptions	(119)	—	(119)
(15)	Investment income	18	11	7
(16)	Interest expense	(256)	(246)	(10)
(17)	Capitalized interest	15	17	(2)
(18)	Total Other Expense	(342)	(218)	(124)

(19)	Income Before Income Taxes	312	528	(216)
(20)	Income taxes	116	222	(106)
(21)	Net Income	$196	$306	$(110)

(22)	Earnings Per Share of Common Stock
(23)	Basic	$0.47	$0.73	$(0.26)
(24)	Diluted	$0.47	$0.73	$(0.26)
(25)	Weighted Average Number of
(26)	Common Shares Outstanding
(27)	Basic	418	418	—
(28)	Diluted	419	420	(1)

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 1st Quarter 2013                    5

FirstEnergy Corp.
Consolidated Income Segments
(In millions)

		Three Months Ended March 31, 2013

				Competitive	Other &
		Regulated	Regulated	Energy	Reconciling	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$2,155	$176	$1,330	$(31)	$3,630
(2)	Other	57	—	84	(42)	99
(3)	Internal	—	—	216	(216)	—
(4)	Total Revenues	2,212	176	1,630	(289)	3,729

	Expenses
(5)	Fuel	87	—	543	—	630
(6)	Purchased power	875	—	284	(216)	943
(7)	Other operating expenses	415	30	529	(90)	884
(8)	Provision for depreciation	144	28	111	11	294
(9)	Amortization of regulatory assets, net	58	1	—	—	59
(10)	General taxes	182	12	60	11	265
(11)	Total Expenses	1,761	71	1,527	(284)	3,075
(12)	Operating Income	451	105	103	(5)	654

	Other Income (Expense)
(13)	Loss on debt redemptions	—	—	(119)	—	(119)
(14)	Investment income	18	—	16	(16)	18
(15)	Interest expense	(135)	(23)	(71)	(27)	(256)
(16)	Capitalized interest	2	—	10	3	15
(17)	Total Other Expense	(115)	(23)	(164)	(40)	(342)

(18)	Income (Loss) Before Income Taxes	336	82	(61)	(45)	312
(19)	Income taxes (benefits)	126	31	(23)	(18)	116
(20)	Net Income (Loss)	$210	$51	$(38)	$(27)	$196

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy Corp.'s (FirstEnergy) service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are derived from rates charged to load serving entities and other transmission users that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses and elimination of intersegment transactions.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 1st Quarter 2013                    6

FirstEnergy Corp.
Consolidated Income Segments
(In millions)

		Three Months Ended March 31, 2012

				Competitive	Other &
		Regulated	Regulated	Energy	Reconciling	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$2,304	$186	$1,443	$(34)	$3,899
(2)	Other	50	—	76	(37)	89
(3)	Internal	—	—	268	(266)	2
(4)	Total Revenues	2,354	186	1,787	(337)	3,990

	Expenses
(5)	Fuel	39	—	502	—	541
(6)	Purchased power	1,082	—	443	(266)	1,259
(7)	Other operating expenses	467	27	409	(85)	818
(8)	Provision for depreciation	141	30	100	8	279
(9)	Amortization of regulatory assets, net	75	—	—	—	75
(10)	General taxes	190	12	61	9	272
(11)	Total Expenses	1,994	69	1,515	(334)	3,244
(12)	Operating Income	360	117	272	(3)	746

	Other Income (Expense)
(13)	Loss on debt redemptions	—	—	—	—	—
(14)	Investment income	23	—	6	(18)	11
(15)	Interest expense	(134)	(23)	(65)	(24)	(246)
(16)	Capitalized interest	3	—	11	3	17
(17)	Total Other Expense	(108)	(23)	(48)	(39)	(218)

(18)	Income Before Income Taxes	252	94	224	(42)	528
(19)	Income taxes	93	36	83	10	222
(20)	Net Income	$159	$58	$141	$(52)	$306

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are derived from rates charged to load serving entities and other transmission users that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses and elimination of intersegment transactions.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 1st Quarter 2013                    7

FirstEnergy Corp.
Consolidated Income Segments
(In millions)

		Three Months Ended March 31, 2013 vs. Three Months Ended March 31, 2012

				Competitive	Other &
		Regulated	Regulated	Energy	Reconciling	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$(149)	$(10)	$(113)	$3	$(269)
(2)	Other	7	—	8	(5)	10
(3)	Internal revenues	—	—	(52)	50	(2)
(4)	Total Revenues	(142)	(10)	(157)	48	(261)

	Expenses
(5)	Fuel	48	—	41	—	89
(6)	Purchased power	(207)	—	(159)	50	(316)
(7)	Other operating expenses	(52)	3	120	(5)	66
(8)	Provision for depreciation	3	(2)	11	3	15
(9)	Amortization of regulatory assets, net	(17)	1	—	—	(16)
(10)	General taxes	(8)	—	(1)	2	(7)
(11)	Total Expenses	(233)	2	12	50	(169)
(12)	Operating Income (Expense)	91	(12)	(169)	(2)	(92)

	Other Income (Expense)
(13)	Loss on debt redemptions	—	—	(119)	—	(119)
(14)	Investment income	(5)	—	10	2	7
(15)	Interest expense	(1)	—	(6)	(3)	(10)
(16)	Capitalized interest	(1)	—	(1)	—	(2)
(17)	Total Other Expense	(7)	—	(116)	(1)	(124)

(18)	Income (Loss) Before Income Taxes	84	(12)	(285)	(3)	(216)
(19)	Income taxes (benefits)	33	(5)	(106)	(28)	(106)
(20)	Net Income (Loss)	$51	$(7)	$(179)	$25	$(110)

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are derived from rates charged to load serving entities and other transmission users that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses and elimination of intersegment transactions.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 1st Quarter 2013                    8

FirstEnergy Corp.
Financial Information
(In millions)

Condensed Consolidated Balance Sheets

	As of	As of
Assets	Mar. 31, 2013	Dec. 31, 2012
Current Assets:
Cash and cash equivalents	$67	$172
Receivables	1,858	1,929
Other	1,574	1,667
Total Current Assets	3,499	3,768

Property, Plant and Equipment	33,286	32,903
Investments	3,215	3,194
Deferred Charges and Other Assets	10,424	10,541
Total Assets	$50,424	$50,406

Liabilities and Capitalization
Current Liabilities:
Currently payable long-term debt	$2,296	$1,999
Short-term borrowings	2,150	1,969
Accounts payable	982	1,599
Other	1,704	2,038
Total Current Liabilities	7,132	7,605

Capitalization:
Total equity	13,000	13,093
Long-term debt and other long-term obligations	15,814	15,179
Total Capitalization	28,814	28,272
Noncurrent Liabilities	14,478	14,529
Total Liabilities and Capitalization	$50,424	$50,406

General Information
	Three Months Ended March 31
	2013	2012
Debt redemptions	$(956)	$(16)
New long-term debt issues	$1,800	$—
Short-term borrowings increase	$181	$1,075
Property additions	$826	$517

Adjusted Capitalization
	As of March 31		As of December 31
	2013	% Total	2012	% Total
Total Equity (GAAP)	$13,000	36%	$13,093	38%
Long-term Debt and Other Long-term Obligations	15,814	44%	15,179	43%
Currently Payable Long-term Debt	2,296	7%	1,999	6%
Short-term Borrowings	2,150	6%	1,969	6%
Adjustments:
Operating Lease Debt Equivalent*	1,538	4%	1,538	4%
Post-Retirement Benefit Obligations**	1,886	5%	1,865	5%
Other	120	—	120	—
Less Securitization Debt	(718)	(2)%	(736)	(2)%

Adjusted capitalization (Non-GAAP)	$36,086	100%	$35,027	100%

* Present value of future operating lease payments using a discount rate of 7%
** After-tax unfunded Pension/OPEB PBO Liability

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 1st Quarter 2013                    9

FirstEnergy Corp.
Statements of Cash Flows and Liquidity
(In millions)

Condensed Consolidated Statements of Cash Flows
	Three Months Ended
	March 31
	2013	2012
Cash flows from operating activities
Net income	$196	$306
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and deferral / amortization of regulatory assets, net	353	354
Nuclear fuel and lease amortization	53	58
Deferred purchased power and other costs	(25)	(107)
Deferred income taxes and investment tax credits, net	134	265
Investment impairments	7	4
Deferred rents and lease market valuation liability	37	(23)
Retirement benefits	(64)	(39)
Commodity derivative transactions, net	4	(64)
Pension trust contribution	—	(600)
Cash collateral, net	(1)	(28)
Loss on debt redemptions	119	—
Change in working capital and other	(763)	(539)
Cash flows provided from (used for) operating activities	50	(413)
Cash flows provided from financing activities	772	819
Cash flows used for investing activities	(927)	(534)
Net change in cash and cash equivalents	$(105)	$(128)

Liquidity position as of April 30, 2013

Company	Type	Maturity	Amount	Available
FirstEnergy(1)	Revolving	May 2017	$2,000	$518
FES / AE Supply	Revolving	May 2017	2,500	2,498
FirstEnergy Transmission, LLC (FET)(2)	Revolving	May 2017	1,000	—
Allegheny Generating Company (AGC)	Revolving	Dec. 2013	50	20
(1) FirstEnergy Corp. and subsidiary borrowers		Subtotal:	$5,550	$3,036
(2) Includes FET, American Transmission Systems, Incorporated (ATSI), and Trans-Allegheny Interstate Line Company, (TrAIL)		Cash:	—	44
		Total:	$5,550	$3,080

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Consolidated Report to the Financial Community - 1st Quarter 2013                    10

FirstEnergy Corp.
Statistical Summary

Electric Distribution Deliveries		Three Months Ended March 31
(MWH in thousand)		2013	2012	Change

Ohio	- Residential	4,617	4,500	2.6%
	- Commercial	3,748	3,746	0.1%
	- Industrial	5,146	5,069	1.5%
	- Other	84	82	2.4%
	Total Ohio	13,595	13,397	1.5%
Pennsylvania	- Residential	5,459	5,049	8.1%
	- Commercial	3,136	3,087	1.6%
	- Industrial	5,114	5,185	-1.4%
	- Other	31	31	0.0%
	Total Pennsylvania	13,740	13,352	2.9%
New Jersey	- Residential	2,253	2,147	4.9%
	- Commercial	2,156	2,151	0.2%
	- Industrial	601	603	-0.3%
	- Other	21	22	-4.5%
	Total New Jersey	5,031	4,923	2.2%
Maryland	- Residential	990	879	12.6%
	- Commercial	518	511	1.4%
	- Industrial	389	458	-15.1%
	- Other	4	4	0.0%
	Total Maryland	1,901	1,852	2.6%
West Virginia	- Residential	1,637	1,519	7.8%
	- Commercial	891	889	0.2%
	- Industrial	1,373	1,256	9.3%
	- Other	7	8	-12.5%
	Total West Virginia	3,908	3,672	6.4%
Total Residential		14,956	14,094	6.1%
Total Commercial		10,449	10,384	0.6%
Total Industrial		12,623	12,571	0.4%
Total Other		147	147	0.0%

Total Distribution Deliveries		38,175	37,196	2.6%

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Consolidated Report to the Financial Community - 1st Quarter 2013                    11

FirstEnergy Corp.
Statistical Summary

Weather	Three Months Ended March 31
	2013	2012	Normal
Composite Heating-Degree-Days	2,841	2,192	2,774
Composite Cooling-Degree-Days	—	12	2

Shopping Statistics (Based Upon MWH)	Three Months Ended March 31
	2013	2012

OE	77%	73%
Penn	63%	61%
CEI	85%	84%
TE	75%	74%
JCP&L	52%	48%
Met-Ed	62%	55%
Penelec	68%	62%
MP	N/A	N/A
PE(1)	43%	43%
WP	60%	56%

(1) Represents Maryland only.

Competitive Operating Statistics	Three Months Ended March 31
	2013	2012
Ongoing Generation Capacity Factors:
Nuclear	92%	99%
Fossil - Baseload	73%	65%
Fossil - Load Following	54%	24%

Ongoing Generation Fuel Rate:
Nuclear	$7.76	$7.42
Fossil	$28	$27
Total Fleet	$21	$20

Ongoing Generation Output Mix:
Nuclear	33%	38%
Fossil - Baseload	54%	53%
Fossil - Load Following	8%	5%
Peaking/CT/Hydro	5%	4%

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 1st Quarter 2013                    12

FirstEnergy Corp.
Competitive Energy Services - Sources & Uses

Competitive Energy Services - Sources and Uses (MWH in thousands)

	Three Months Ended March 31
Contract Sales	2013	2012	Change
POLR
- OH	1,276	1,855	(579)
- PA	2,299	2,786	(487)
- MD	879	775	104
Total POLR	4,454	5,416	(962)

Structured Sales
- Bilaterals	1,389	784	605
- Muni/Co-op	974	445	529
Total Structured Sales	2,363	1,229	1,134

Direct - LCI
- OH	7,260	6,248	1,012
- PA	3,703	3,945	(242)
- NJ	201	338	(137)
- MI	710	552	158
- IL	564	726	(162)
- MD	188	151	37
Total Direct - LCI	12,626	11,960	666

Direct - MCI
- OH	600	568	32
- PA	347	251	96
- IL	41	—	41
Total Direct - MCI	988	819	169

Aggregation
- OH	4,226	3,936	290
- IL	1,160	30	1,130
Total Aggregation	5,386	3,966	1,420
Mass Market
- OH	533	344	189
- PA	1,184	872	312
- IL	19	4	15
- MD	44	—	44
Total Mass Market	1,780	1,220	560

Total Contract Sales	27,597	24,610	2,987

Wholesale Sales
- Spot	235	740	(505)
Total Wholesale Sales	235	740	(505)

Purchased Power
- Bilaterals	598	528	70
- Spot	4,175	2,427	1,748
Total Purchased Power	4,773	2,955	1,818

Generation Output
- Fossil	16,418	14,839	1,579
- Nuclear	7,922	8,599	(677)
Total Generation Output	24,340	23,438	902

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Consolidated Report to the Financial Community - 1st Quarter 2013                    13

FirstEnergy Corp.
Special Items - By Segment
(In millions)

				Competitive
		Regulated	Regulated	Energy
Special Items - Three Months Ended March 31, 2013		Distribution	Transmission	Services	Other	Consolidated

GAAP Net Income		$210	$51	$(38)	$(27)	$196

Pre-Tax Items:
	Regulatory charges (a)	12	—	16	—	28
	Trust securities impairment (b)	—	—	7	—	7
	Merger transaction/integration costs (c)	—	—	1	—	1
	Impact of non-core asset sales/impairments (b)	—	—	6	—	6
	Mark-to-market adjustments (d)	—	—	4	—	4
	Merger accounting - commodity contracts (e)	—	—	19	—	19
	Plant deactivation costs (f)	2	—	8	—	10
	Debt redemption costs (g)	—	—	119	—	119
	Subtotal	14	—	180	—	194
	Income taxes	(5)	—	(68)	—	(73)
	After-Tax Effect	9	—	112	—	121

Non - GAAP Net Income		$219	$51	$74	$(27)	$317

(a)	$25 million included in "Other operating expenses"; $1 million included in Revenues; $1 million included in "Amortization of regulatory assets, net"; $1 million included in "Purchased power".
(b)	Included in "Investment income".
(c)	Included in "Fuel".
(d)	Included in "Other operating expenses".
(e)	$8 million included in "Revenues", $12 million included in "Fuel", ($1) million included in "Other operating expenses".
(f)	$6 million included in "Fuel", $2 million included in "Other operating expenses"; $2 million included in "General Taxes".
(g)	Included in "Loss on debt redemptions".

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Consolidated Report to the Financial Community - 1st Quarter 2013                    14

FirstEnergy Corp.
Special Items - By Segment
(In millions)

				Competitive
		Regulated	Regulated	Energy
Special Items - Three Months Ended March 31, 2012		Distribution	Transmission	Services	Other	Consolidated

GAAP Net Income		$159	$58	$141	$(52)	$306

Pre-Tax Items:
	Regulatory charges (a)	6	—	—	—	6
	Trust securities impairment (b)	1	—	3	—	4
	Merger transaction/integration costs (a)	1	—	1	—	2
	Impact of non-core asset sales/impairments (a)	—	—	5	—	5
	Mark-to-market adjustments (a)	—	—	(39)	—	(39)
	Merger accounting - commodity contracts (c)	4	—	26	—	30
	Plant deactivation costs (d)	5	—	31	—	36
	Subtotal	17	—	27	—	44
	Income tax legislative changes	6	—	—	2	8
	Income taxes	(12)	—	(10)	8	(14)
	After-Tax Effect	11	—	17	10	38

Non - GAAP Net Income		$170	$58	$158	$(42)	$344

(a)	Included in "Other operating expenses"
(b)	Included in "Investment income"
(c)	$10 million included in "Fuel"; $20 million included in "Revenues"
(d)
($4) million included in "Revenues", $41 million included in "Fuel", ($25) million included in Purchased Power, $22 million included in "Other operating expenses"; and $2 million included in General Taxes.

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Consolidated Report to the Financial Community - 1st Quarter 2013                    15

FirstEnergy Corp.
EPS Reconciliations

Earnings Per Share (EPS)
(Reconciliation of GAAP to Non-GAAP)

	Three Months Ended		Estimate
	March 31		for Year
	2013	2012	2013

Basic EPS (GAAP basis)	$0.47	$0.73	$2.37 - $2.67
Excluding Special Items:
Mark-to-market adjustments	0.01	(0.06)	—
Regulatory charges	0.04	0.01	0.06
Trust securities impairment	0.01	0.01	0.01
Income tax legislative changes	—	0.02	—
Merger transaction/integration costs	—	0.01	—
Impact of non-core asset sales/impairments	0.01	0.01	0.08
Plant deactivation costs	0.01	0.05	0.01
Restructuring costs	—	—	0.01
Merger accounting - commodity contracts	0.03	0.04	0.08
Debt redemption costs	0.18	—	0.23
Basic EPS (Non-GAAP basis)	$0.76	$0.82	$2.85 - $3.15

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Consolidated Report to the Financial Community - 1st Quarter 2013                    16

Recent Developments

Financial Matters
Dividend
On March 19, 2013, the Board of Directors of FirstEnergy Corp. (FirstEnergy or FE) declared an unchanged quarterly dividend of $0.55 per share of outstanding common stock. The dividend is payable June 1, 2013, to shareholders of record as of May 7, 2013.

Financing Activities
On March 5, 2013, FirstEnergy issued in aggregate $1.5 billion of senior unsecured notes. Of these notes, $650 million of 2.75% senior notes are due March 15, 2018 and $850 million of 4.25% senior notes are due March 15, 2023. The proceeds were used to repay short-term borrowings and to invest in the money pool for FirstEnergy Solutions Corp. (FES) and Allegheny Energy Supply Company, LLC (AE Supply) for use in funding a portion of their tender offers.

On March 15, 2013, the Metropolitan Edison Company (Met-Ed) issued $300 million of 3.5% senior unsecured notes due March 15, 2023. Proceeds from this offering were used to repay $150 million of maturing Met-Ed 4.95% senior unsecured notes and pay down short-term debt.

During March, FES and AE Supply repurchased $369.4 million and $294.4 million of outstanding senior notes in their respective tender offers. FE recorded a loss on debt redemption of $119 million, including approximately $110 million of premiums paid in these tender offers.

During March, FirstEnergy Generation, LLC (FG) completed the acquisition of all remaining lessor interests in connection with the 1987 Bruce Mansfield Plant sale and leaseback transactions for an aggregate purchase price of approximately $221 million.

On April 15, 2013, FES redeemed $400 million of 4.80% senior notes due 2015, with a redemption premium of approximately $31 million.

Operational Matters
Perry Refueling Outage
On March 18, 2013, the Perry Nuclear Power Plant safely shut down for scheduled refueling, maintenance and a turbine upgrade expected to improve efficiency and reliability. While the unit is off line, 280 of the 748 fuel assemblies will be replaced, and numerous safety inspections will be conducted on the unit's reactor vessel, turbine and electrical generator. In addition, preventative maintenance will be performed on major components, including testing more than 160 valves, replacing several control rod blades and inspecting and cleaning cooling tower piping. During the outage, Perry's three low pressure turbines will be replaced with new, 175-ton turbine rotors that feature an enhanced blade design.

Regulatory Matters
West Virginia (WV) Utilities Generation Asset Transfer
On April 23, 2013, the Federal Energy Regulatory Commission (FERC) issued an order authorizing the generation asset transfer proposed by the Monongahela Power (MP) and Potomac Edison (PE) utilities in WV. MP's application to FERC for authorization of financing related to these transfers is pending.

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Consolidated Report to the Financial Community - 1st Quarter 2013                    17

On April 26, 2013, various parties filed their testimony with the WV Public Service Commission (WVPSC) on the proposed asset transfer, including the WVPSC Staff, WV Energy Users Group, WV Consumer Advocate Division, WV Coal Association, WV Oil and Natural Gas Association, WV Citizen Action Group, WV State Building and Construction Trades Council, AFL-CIO, and the Sierra Club. Rebuttal testimony is due by May 17, 2013 and hearings are scheduled for May 29 - 31, 2013.

Jersey Central Power & Light (JCP&L) Rate Filing Update
On March 20, 2013, the New Jersey Board of Public Utilities (BPU) established a Generic Proceeding to review the prudence of certain storm costs incurred by New Jersey utilities. By July 1, 2013, each utility, including JCP&L, is to file a detailed report of storm costs for which it intends to seek recovery from ratepayers.

On April 4, 2013, JCP&L filed a motion with the BPU requesting that the BPU reconsider its March 20, 2013 Order and allow JCP&L's costs in response to the major storm events to be reviewed and considered in the pending base rate case and not be considered in the generic proceeding. In the alternative, JCP&L requested that the BPU issue an order clarifying the procedures and processes that the BPU will apply to coordinate the generic proceeding with the base rate case to enable recovery of costs for the major storm events, including holding the base rate case in abeyance pending conclusion of the generic proceeding. JCP&L expects the BPU to rule on the motion in May.

Ohio Energy Efficiency Order
On March 20, 2013, the Public Utilities Commission of Ohio (PUCO) approved FirstEnergy's Ohio utilities' energy efficiency and peak demand reduction program plans for 2013 through 2015, as modified. Among other things, the Ohio utilities are required to bid 75% of their planned energy efficiency resources into the 2016-2017 PJM base residual auction. On April 19, 2013, the Ohio utilities filed an application for rehearing responding to the PUCO's order that the FirstEnergy Ohio utilities bid into the upcoming PJM base residual auction 75% of their planned energy efficiency resources.

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Consolidated Report to the Financial Community - 1st Quarter 2013                    18

Forward-Looking Statements: This Consolidated Report to the Financial Community includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “believe,” “estimate” and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual results may differ materially due to the speed and nature of increased competition in the electric utility industry, in general, and the retail sales market in particular, the impact of the regulatory process on the pending matters before FERC and in the various states in which we do business including, but not limited to, matters related to rates and pending rate cases, the uncertainties of various cost recovery and cost allocation issues resulting from ATSI's realignment into PJM, economic or weather conditions affecting future sales and margins, regulatory outcomes associated with Hurricane Sandy, changing energy, capacity and commodity market prices including, but not limited to, coal, natural gas and oil, and availability and their impact on retail margins, the continued ability of our regulated utilities to recover their costs, operation and maintenance costs being higher than anticipated, other legislative and regulatory changes, and revised environmental requirements, including possible GHG emission, water discharge, water intake and coal combustion residual regulations, the potential impacts of CAIR, and any laws, rules or regulations that ultimately replace CAIR, and the effects of the EPA's MATS rules including our estimated costs of compliance, the uncertainty of the timing and amounts of the capital expenditures that may arise in connection with any litigation, including NSR litigation or potential regulatory initiatives or rulemakings (including that such expenditures could result in our decision to deactivate or idle certain generating units), the uncertainties associated with the deactivation of certain older unscrubbed regulated and competitive fossil units, including the impact on vendor commitments, and the timing thereof as they relate to, among other things, the RMR arrangements and the reliability of the transmission grid, adverse regulatory or legal decisions and outcomes with respect to our nuclear operations (including, but not limited to the revocation or non-renewal of necessary licenses, approvals or operating permits by the NRC or as a result of the incident at Japan's Fukushima Daiichi Nuclear Plant), adverse legal decisions and outcomes related to ME's and PN's ability to recover certain transmission costs through their TSC riders, the impact of future changes to the operational status or availability of our generating units, the risks and uncertainties associated with litigation, arbitration, mediation and like proceedings, including, but not limited to, any such proceedings related to vendor commitments, replacement power costs being higher than anticipated or inadequately hedged, the ability to comply with applicable state and federal reliability standards and energy efficiency and peak demand reduction mandates, changes in customers' demand for power, including but not limited to, changes resulting from the implementation of state and federal energy efficiency and peak demand reduction mandates, the ability to accomplish or realize anticipated benefits from strategic and financial goals including, but not limited to, the ability to reduce costs and to successfully complete our announced financial plans designed to improve our credit metrics and strengthen our balance sheet, including but not limited to, proposed capital raising and debt reduction initiatives, the proposed West Virginia asset transfer and potential sale of non-core hydro assets, our ability to improve electric commodity margins and the impact of, among other factors, the increased cost of fuel and fuel transportation on such margins, the ability to experience growth in the Regulated Distribution segment and to continue to successfully implement our direct retail sales strategy in the Competitive Energy Services segment, changing market conditions that could affect the measurement of liabilities and the value of assets held in our NDTs, pension trusts and other trust funds, and cause us and our subsidiaries to make additional contributions sooner, or in amounts that are larger than currently anticipated, the impact of changes to material accounting policies, the ability to access the public securities and other capital and credit markets in accordance with our announced financial plan, the cost of such capital and overall condition of the capital and credit markets affecting us and our subsidiaries, actions that may be taken by credit rating agencies that could negatively affect us and our subsidiaries' access to financing, increase the costs thereof, and increase requirements to post additional collateral to support outstanding commodity positions, LOCs and other financial guarantees, changes in national and regional economic conditions affecting us, our subsidiaries and our major industrial and commercial customers, and other counterparties including fuel suppliers, with which we do business, issues concerning the stability of domestic and foreign financial institutions and counterparties with which we do business, and the risks and other factors discussed from time to time in our SEC filings, and other similar factors. Dividends declared from time to time on FE's common stock during any annual period may in the aggregate vary from the indicated amount due to circumstances considered by FE's Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. The foregoing review of factors should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy's business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy expressly disclaims any current intention to update, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise.

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Consolidated Report to the Financial Community - 1st Quarter 2013                    19